Exhibit 5.1

May 30, 2008	Client-Matter: 25157-034
Superconductor Technologies Inc.
460 Ward Drive
Santa Barbara, California 93111-2310

Re:	Registration Statement on Form S-3
Issuance of 2,000,000 Shares of Common Stock
Ladies and Gentlemen:
     We have acted as legal counsel to Superconductor Technologies Inc., a Delaware corporation (the “Company”) in connection with the proposed issuance of up to 2,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Shares are included in a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2007 and amended by Amendment No. 1 to Form S-3 filed with the Commission on February 12, 2008 (Registration No. 333-148115) (the “Registration Statement”) and a Prospectus Supplement filed under Rule 424(b)(5) filed on May 28, 2008 (the “Supplement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     We have examined and reviewed only such documents, records and matters of law as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein. Insofar as the opinion set forth herein is based on factual matters in connection with, among other things, the issuance of the Shares, which factual matters are authenticated in certificates from certain officers of the Company, we have relied on such certificates. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.
     In our capacity as counsel to the Company in connection with the offering, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with the requirements of all applicable laws, in the manner presently proposed.
     Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that as of the date hereof, the Shares have been authorized by all necessary corporate action of the Company and, when issued, delivered and paid for in the manner contemplated by the Supplement and the Registration Statement and pursuant to the terms of the applicable Common Stock Purchase Agreement (the Form of which has been filed as an exhibit to the Company’s Current Report on Form 8-K dated on or about May 30, 2008 related to offering contemplated by the Supplement), against the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

Superconductor Technologies Inc.
May 30, 2008

     We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the General Corporation Law of the State of Delaware. Further, this opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.
     This opinion is issued to you solely for use in connection with the Registration Statement and the Supplement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.
     We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and the Supplement relating to the Shares, and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated on or about May 30, 2008 related to the offering contemplated by the Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission adopted under the Act.

Very truly yours,
/s/ Manatt, Phelps & Phillips, LLP

Manatt, Phelps & Phillips, LLP